                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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                             The Bon-Ton Stores, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

                                                        Proxy Statement
                                                       and Notice of 2004
                                                         Annual Meeting

                                                  (LOGO WITH PICTURE OF WOMAN)

                                 [BON-TON LOGO]
                            THE BON-TON STORES, INC.
                            2801 EAST MARKET STREET
                                 YORK, PA 17402
                                 WWW.BONTON.COM

                                                                   June 17, 2004

Dear Shareholder:

       You are cordially invited to attend our Annual Meeting of Shareholders to be held at Bon-Ton's corporate offices at 2801 East Market Street, York, Pennsylvania on Wednesday, July 21, 2004, beginning at 9:00 a.m. Enclosed is the official notice of meeting, the proxy statement, the proxy card and our 2003 Annual Report.

       You may vote your shares via the Internet by accessing the voting site shown on your proxy card, by telephone by calling the toll-free number shown on your proxy card, by mail using the proxy card, or in person by attending and voting at the meeting.

       Your vote is important to us. Even if you plan to attend the meeting, please sign, date and return your proxy in the enclosed postage-paid envelope or vote by telephone or over the Internet.

                                          Sincerely,

                                          /s/ Tim Grumbacher
                                          Tim Grumbacher
                                          Chairman of the Board and
                                          Chief Executive Officer

                            THE BON-TON STORES, INC.
                            2801 EAST MARKET STREET
                                 YORK, PA 17402
                                 WWW.BONTON.COM

                            NOTICE OF ANNUAL MEETING

       The Annual Meeting of Shareholders of The Bon-Ton Stores, Inc. will be held on Wednesday, July 21, 2004, at 9:00 a.m., at Bon-Ton's corporate offices at 2801 East Market Street, York, Pennsylvania.

       The purposes of this year's meeting are:

       1.  To elect an eight member Board of Directors for a one-year term.

       2. To ratify the appointment of KPMG LLP as independent auditor for 2004.

       3.  To approve The Bon-Ton Stores, Inc. Cash Bonus Plan.

       4. To approve the Amendment to The Bon-Ton Stores, Inc. 2000 Stock Incentive Plan.

       5. To consider any other matters as may properly come before the meeting.

       Shareholders who owned shares of our stock at the close of business on May 26, 2004 may attend and vote at the meeting. You may vote by telephone or over the Internet or by mailing the proxy card in the enclosed postage-paid envelope. Any shareholder attending the meeting may vote in person, even though he or she has already returned a proxy card or voted by telephone or over the Internet.

                                          Robert E. Stern
                                          Vice President,
                                          General Counsel and Secretary

York, Pennsylvania
June 17, 2004

Please vote by telephone or over the Internet as instructed on the enclosed proxy card or complete, sign and date the proxy card as promptly as possible and return it in the enclosed envelope. If you vote by telephone or over the Internet, do not return your proxy card.

                                    CONTENTS

Proxy Statement.............................................    1
Voting Procedures and Security Ownership....................    1
  Outstanding Shares and Voting Rights......................    1
  Principal Shareholders....................................    3
  Security Ownership of Directors and Executive Officers....    6
Election of Directors.......................................    7
  Board and Board Committee Information.....................    8
  Compensation of Directors.................................   10
Ratification of the Appointment of the Independent
  Auditor...................................................   11
Approval of The Bon-Ton Stores, Inc. Cash Bonus Plan........   11
Approval of the Amendment to The Bon-Ton Stores, Inc. 2000
  Stock Incentive Plan......................................   13
Executive Compensation......................................   18
  Summary Compensation Table................................   18
  Stock Option Grants.......................................   18
  Stock Option Exercises and Holdings.......................   19
  Employment Agreements.....................................   19
  Supplemental Retirement Benefits..........................   20
  Executive Severance.......................................   20
  Equity Compensation Plan Information......................   20
Stock Performance Graph.....................................   21
Report on Executive Compensation............................   21
Report of the Audit Committee...............................   23
Independent Auditor's Fees..................................   24
Relationship With Independent Auditor.......................   25
Section 16(a) Beneficial Ownership Reporting Compliance.....   25
Certain Transactions........................................   25
Shareholder Proposals.......................................   26

                            THE BON-TON STORES, INC.
                             ---------------------

                                PROXY STATEMENT

       We are providing this proxy statement to solicit your proxy for use at the annual meeting of shareholders. The annual meeting will be held at 9:00 a.m. on Wednesday, July 21, 2004 at Bon-Ton's corporate offices at 2801 East Market Street, York, Pennsylvania. The proxy materials, which consist of the Annual Report, the Notice of Annual Meeting, this proxy statement and the proxy card, are first being sent to our shareholders on or about June 17, 2004.

       We do not anticipate that any matters will be raised at the meeting other than those described in the notice. If any other matters come before the meeting, your proxies will be authorized to act in accordance with their judgment.

       When your proxy card is returned properly signed, or you have effectively submitted your proxy over the Internet or by telephone, your shares will be voted in accordance with your instructions. If your proxy card is signed and returned without specifying choices, your shares will be voted "for" the Board nominees, "for" ratification of the appointment of KPMG LLP as independent auditor, and "for" approval of The Bon-Ton Stores, Inc. Cash Bonus Plan and approval of the Amendment to The Bon-Ton Stores, Inc. 2000 Stock Incentive Plan.

       You may revoke your proxy before its exercise by notifying the Secretary of the Company in writing, by delivering a properly executed, later-dated proxy card, by submitting your proxy again over the Internet or by telephone, or by voting in person at the meeting.

       Your proxy is being solicited by the Board of Directors. We will bear the cost of this solicitation, including the charges of brokerage houses, nominees and fiduciaries in forwarding these materials to beneficial owners. This solicitation may be made in person, by telephone or by other means of communication by our directors, officers or employees.

       References in this proxy statement to a year refer to our fiscal year, which is the 52 or 53 week period ending on the Saturday nearer January 31 of the following calendar year (for example, a reference to 2003 is a reference to the fiscal year ended January 31, 2004).

VOTING PROCEDURES AND SECURITY OWNERSHIP

OUTSTANDING SHARES AND VOTING RIGHTS

       Shareholders of record at the close of business on May 26, 2004, are entitled to vote at the meeting. At that time, there were 13,055,378 shares of common stock and 2,951,490 shares of Class A common stock outstanding. The common stock and the Class A common stock vote together on all matters. Holders of common stock are entitled to one vote per share and holders of Class A common stock are entitled to ten votes per share. There are no other classes of voting securities outstanding. In the election of directors, shareholders do not have cumulative voting rights.

       The presence at the meeting, in person or by proxy, of persons entitled to cast a majority of the shareholder votes will constitute a quorum.

       The eight nominees receiving a plurality of the votes cast (that is, the eight nominees receiving the greatest number of votes) will be elected. A proxy marked "withhold" with respect to the election of a director will not be voted as to the director indicated, but will be counted for purposes of determining whether there is a quorum.

       Approval of any other matter requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are counted to determine whether a quorum is present at the meeting but are not counted as a vote in favor or against a particular matter. A broker "non-vote" occurs when a nominee for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power as to that item and has not received voting instructions from the beneficial owner.

       If you own common stock in your own name, you are an "owner of record." This means you may direct the persons named as proxies how to vote your shares. If you fail to vote, the proxies cannot vote your shares at the meeting.

       You have four voting options:

- INTERNET: You can vote over the Internet at the web address shown on your proxy card. Internet voting is available 24 hours a day. If you have access to the Internet, we encourage you to vote this way. IF YOU VOTE OVER THE INTERNET, DO NOT RETURN YOUR PROXY CARD.

- TELEPHONE: You can vote by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. IF YOU VOTE OVER THE TELEPHONE, DO NOT RETURN YOUR PROXY CARD.

- PROXY CARD: You can vote by mail by signing, dating and mailing your proxy card in the postage-paid envelope provided.

-  VOTE IN PERSON:  You can attend the Annual Meeting and vote at the meeting.

       If a broker, bank or other nominee holds your common stock for your benefit but not in your name, your shares are in "street name." In that case, your bank, broker or other nominee will send you a voting instruction form to use in voting your shares. The availability of Internet and telephone voting depends on their voting processes. Please follow the voting instruction form they send you.

       If you are a participant in The Bon-Ton Stores, Inc. Profit Sharing/Retirement Plan (the "401(k) Plan"), your proxy will incorporate all shares you own through the 401(k) Plan, assuming all your shares are registered in the same name. Your proxy will serve as a voting instruction for the trustee of the 401(k) Plan. If you own shares through the 401(k) Plan and you do not vote, the plan trustee will vote your shares in the same proportion as shares for which instructions were received from other shareholders under the 401(k) Plan.

       The Nasdaq Stock Market regulations provide that if more than 50% of the voting power in a company is held by an individual, group or another company, the company is a "controlled" company. Using this definition, Bon-Ton is a "controlled" company because Tim Grumbacher, our Chairman of the Board and Chief Executive Officer, is the beneficial owner of shares of common stock and Class A common stock entitled to vote more than 50% of the votes entitled to be cast at the meeting. Mr. Grumbacher has indicated that he will vote "for" each of the nominees for director and "for" each other proposal described herein to be presented at the annual meeting. Consequently, the election of each nominee for director, ratification of the appointment of KPMG LLP, approval of The Bon-Ton Stores, Inc. Cash Bonus Plan and approval of the Amendment to The Bon-Ton Stores, Inc. 2000 Stock Incentive Plan are assured.

PRINCIPAL SHAREHOLDERS

       This table shows owners of 5% or more of the Class A common stock or common stock as of May 3, 2004. Each person listed has sole voting power and sole investment power as to the shares indicated unless otherwise noted.

                                         Class A Common Stock         Common Stock(1)
                                         ---------------------     ---------------------
                                         Number of                 Number of
Name and Address                          Shares       Percent      Shares       Percent
----------------------------------------------------------------------------------------
Tim Grumbacher                           2,951,490(2)   100.0%     6,151,912(3)   38.3%
2801 E. Market Street
York, PA 17402
RS Investment Management L.P.                  --          --       882,000(4)     6.8%
388 Market Street
San Francisco, CA 94111
Nancy T. Grumbacher                       545,237(5)     18.5%      758,314(6)     5.6%
2801 E. Market Street
York, PA 17402
Henry F. Miller                           545,237(5)     18.5%      749,414(7)     5.5%
1650 Arch Street - 22(nd) Floor
Philadelphia, PA 19103
Dimensional Fund Advisors, Inc.                --          --       747,500(8)     5.7%
1299 Ocean Avenue
Santa Monica, CA 90401
Advisory Research, Inc.                        --          --       744,384(9)     5.7%
110 North Stetson Street, Suite 5780
Chicago, IL 60601
Thomas W. Wolf                            545,237(5)     18.5%      702,541(10)    5.2%
2801 E. Market Street
York, PA 17402
David R. Glyn                             545,237(5)     18.5%      642,541(11)    4.7%
1650 Arch Street - 22(nd) Floor
Philadelphia, PA 19103
M. Thomas Grumbacher Trust                181,746(12)     6.2%      202,896(12)    1.5%
dated March 9, 1989 for benefit of
Matthew Reed Grumbacher
1650 Arch Street - 22(nd) Floor
Philadelphia, PA 19103
M. Thomas Grumbacher Trust                181,746(12)     6.2%      202,896(12)    1.5%
dated March 9, 1989 for benefit of
Beth Anne Grumbacher Elser
1650 Arch Street - 22(nd) Floor
Philadelphia, PA 19103
M. Thomas Grumbacher Trust                181,746(12)     6.2%      202,896(12)    1.5%
dated March 9, 1989 for benefit of
Max Aaron Grumbacher
1650 Arch Street - 22(nd) Floor
Philadelphia, PA 19103

 (1) Each share of Class A common stock is convertible into one share of common stock at the holder's option. Accordingly, the number of shares of common stock for each person includes the number of shares of common stock issuable upon conversion of all shares of Class A common stock beneficially owned by such person. Also, the total number of shares of common stock outstanding for purposes of calculating percentage ownership of a person includes the number of shares of Class A common stock beneficially owned by such person.

 (2) Includes 545,237 shares of Class A common stock held by trusts for the benefit of Mr. Grumbacher's children of which Nancy T. Grumbacher (Mr. Grumbacher's wife), Thomas W. Wolf, Henry F. Miller and David R. Glyn are the trustees. Mr. Grumbacher disclaims beneficial ownership of all shares referred to in this note.

 (3) Includes (a) 115,773 shares of common stock held by The Grumbacher Family Foundation, a charitable foundation of which Mr. Grumbacher, Nancy T. Grumbacher and Henry F. Miller are the directors, (b) 545,237 shares of Class A common stock and 63,454 shares of common stock held by trusts for the benefit of Mr. Grumbacher's children of which Ms. Grumbacher, Thomas W. Wolf, Mr. Miller and David R. Glyn are the trustees, (c) 24,950 shares of common stock held by other trusts for the benefit of Mr. Grumbacher's children of which Ms. Grumbacher and Messrs. Wolf, Miller and Glyn are the trustees, and (d) 8,900 shares of common stock held by trusts for the benefit of Mr. Grumbacher's grandchildren of which Ms. Grumbacher, Beth Elser, and Messrs. Wolf and Glyn are the trustees. Mr. Grumbacher disclaims beneficial ownership of all shares referred to in this note. Also includes options to purchase 44,550 shares of common stock exercisable within 60 days of May 3, 2004.

 (4) Based solely on a Schedule 13G dated February 14, 2004 filed by RS Investment Management L.P. with the Securities and Exchange Commission.

 (5) Consists of Class A common stock held by trusts for the benefit of Tim Grumbacher's children of which Nancy T. Grumbacher, Thomas W. Wolf, Henry
     F. Miller and David R. Glyn are the trustees. Ms. Grumbacher and Messrs. Wolf, Miller and Glyn each disclaim beneficial ownership of all shares referred to in this note.

 (6) Consists of (a) 115,773 shares of common stock held by The Grumbacher Family Foundation, a charitable foundation of which Ms. Grumbacher, Tim Grumbacher and Henry F. Miller are the directors, (b) 545,237 shares of Class A common stock and 63,454 shares of common stock held by trusts for the benefit of Mr. Grumbacher's children of which Ms. Grumbacher, Thomas W. Wolf, Mr. Miller and David R. Glyn are the trustees, (c) 24,950 shares of common stock held by other trusts for the benefit of Mr. Grumbacher's children of which Ms. Grumbacher and Messrs. Wolf, Miller and Glyn are the trustees, and (d) 8,900 shares of common stock held by trusts for the benefit of Mr. Grumbacher's grandchildren of which Ms. Grumbacher, Beth Elser and Messrs. Wolf and Glyn are the trustees. Ms. Grumbacher disclaims beneficial ownership of all shares referred to in this note.

 (7) Consists of (a) 115,773 shares of common stock held by The Grumbacher Family Foundation, a charitable foundation of which Tim Grumbacher, Nancy
     T. Grumbacher and Mr. Miller are the directors, (b) 545,237 shares of Class A common stock and 63,454 shares of common stock held by trusts for the benefit of Mr. Grumbacher's children of which Ms. Grumbacher and Thomas W. Wolf, Mr. Miller and David R. Glyn are the trustees, and (c) 24,950 shares of common stock held by other trusts for the benefit of Mr. Grumbacher's children of which Ms. Grumbacher and Messrs. Wolf, Miller and Glyn are the trustees. Mr. Miller disclaims beneficial ownership of all shares referred to in this note.

 (8) Based solely on a Schedule 13G dated February 6, 2004 filed with the Securities and Exchange Commission by Dimensional Fund Advisors, Inc.

 (9) Based solely on a Schedule 13G dated February 12, 2004 filed by Advisory Research, Inc. with the Securities and Exchange Commission.

(10) Includes (a) 545,237 shares of Class A common stock and 63,454 shares of common stock held by trusts for the benefit of Tim Grumbacher's children of which Nancy T. Grumbacher, Mr. Wolf, Henry F. Miller and Mr. Glyn are the trustees, (b) 24,950 shares of common stock held by other trusts for the benefit of Mr. Grumbacher's children of which Ms. Grumbacher and Messrs. Wolf, Miller and Glyn are the trustees, and (c) 8,900 shares of common stock held by trusts for the benefit of Mr. Grumbacher's grandchildren of which Ms. Grumbacher, Beth Elser and Messrs. Wolf and Glyn are the trustees. Mr. Wolf disclaims beneficial ownership of all shares referred to above. Also includes options to purchase 5,000 shares of common stock exercisable within 60 days of May 3, 2004.

(11) Consists of (a) 545,237 shares of Class A common stock and 63,454 shares of common stock held by trusts for the benefit of Tim Grumbacher's children of which Nancy T. Grumbacher, Thomas W. Wolf, Henry F. Miller and Mr. Glyn are the trustees, (b) 24,950 shares of common stock held by other trusts for the benefit of Mr. Grumbacher's children, of which Ms. Grumbacher and Messrs. Wolf, Miller and Glyn are the trustees, and (c) 8,900 shares of common stock held by trusts for the benefit of Mr. Grumbacher's grandchildren of which Ms. Grumbacher, Beth Elser and Messrs. Wolf and Glyn are the trustees. Mr. Glyn disclaims beneficial ownership of all shares referred to in this note.

(12) In notes (2), (3), (5), (6), (7), (10) and (11) above, we discussed trusts for the benefit of Tim Grumbacher's children, of which Nancy T. Grumbacher, Thomas W. Wolf, Henry F. Miller and David R. Glyn serve as trustees. This is one of such trusts.

       The holders of the Class A common stock have entered into an agreement granting Tim Grumbacher (or his personal representative) the right of first refusal to acquire any shares of Class A common stock proposed to be transferred.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

       This table shows, as of May 3, 2004, the holdings of our Chief Executive Officer, the four other most highly compensated executive officers during 2003 (the "named executives"), each director, and all directors and executive officers as a group. Each person listed has sole voting power and sole investment power with respect to the shares indicated unless otherwise noted.

                                         Class A Common Stock           Common Stock(1)
                                       ------------------------     ------------------------
                                          Shares                       Shares
                                       Beneficially                 Beneficially
Name                                      Owned         Percent        Owned         Percent
--------------------------------------------------------------------------------------------
Tim Grumbacher                          2,951,490(2)     100.0%      6,151,912(3)     38.3%
James H. Baireuther                            --           --         147,667(4)      1.1%
Robert B. Bank                                 --           --              --          --
Byron L. Bergren                               --           --              --          --
Philip M. Browne                               --           --           2,500           *
Shirley A. Dawe                                --           --              --          --
Marsha M. Everton                              --           --             860           *
Michael L. Gleim                               --           --         443,289(5)      3.4%
William T. Harmon                              --           --          53,671(6)        *
Robert E. Salerno                              --           --           2,100           *
Leon D. Starr                                  --           --          27,080(7)        *
Frank Tworecke(12)                             --           --         264,814         2.0%
Thomas W. Wolf                            545,237(8)      18.5%        702,541(9)      5.2%
All directors and executive officers
  as a group (23 persons)               2,951,490(10)    100.0%      7,282,807(11)    44.8%

  *  less than 1%

 (1) See note (1) to Principal Shareholders table.

 (2) See note (2) to Principal Shareholders table.

 (3) See note (3) to Principal Shareholders table.

 (4) Includes options exercisable within 60 days of May 3, 2004 to purchase 30,000 shares.

 (5) Includes 93,000 shares owned by Mr. Gleim's spouse and 5,700 shares which Mr. Gleim holds as custodian for his grandchildren. Mr. Gleim disclaims beneficial ownership of all of the foregoing shares. Also includes options exercisable within 60 days of May 3, 2004 to purchase 116,373 shares.

 (6) Includes 1,440 shares owned by Mr. Harmon's spouse, as to which Mr. Harmon disclaims beneficial ownership, and options exercisable within 60 days of May 3, 2004 to purchase 25,000 shares.

 (7) Includes 21,500 shares owned by Mr. Starr's spouse, as to which Mr. Starr disclaims beneficial ownership, and options exercisable within 60 days of May 3, 2004 to purchase 3,000 shares.

 (8) See note (5) to Principal Shareholders table.

 (9) See note (10) to Principal Shareholders table.

(10) See notes (2) and (8) above.

(11) See notes (3), (4), (5), (6), (7) and (9) above. Includes 675 shares held in an IRA plan by the spouse of an executive officer as to which the executive officer disclaims beneficial ownership. Also includes options exercisable within 60 days of May 3, 2004 to purchase 25,982 shares.

(12) Mr. Tworecke resigned from the Company effective May 7, 2004.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

       The Board proposes the following nominees for election as directors to hold office until the 2005 Annual Meeting of Shareholders and until their respective successors have been elected. Each is currently a director and has agreed to serve if elected. Should a nominee become unable or decline to serve before the Annual Meeting, the proxies may vote for a substitute recommended by the Governance and Nominating Committee of the Board, unless the Board reduces the number of directors.

ROBERT B. BANK -- Director since 2002.  Age 57
President of Robert B. Bank Advisory Services, a private capital investment and consulting firm, since 1990.

PHILIP M. BROWNE -- Director since 2002.  Age 44
Senior Vice President and Chief Financial Officer of Advanta Corp., one of the nation's largest providers of business credit cards to small businesses, since June 1998. Prior to that, Mr. Browne was a partner at Arthur Andersen LLP, where he was employed for more than 15 years. Mr. Browne is a director and a member of the audit committee of AF&L Insurance Company, a privately held long-term care and home health care insurance company.

SHIRLEY A. DAWE -- Director since 2002.  Age 57
Corporate Director and, since 1986, President of Shirley Dawe Associates, Inc., a Toronto based consumer goods marketing and merchandising consulting group. Prior to 1986, she held progressively senior merchandising positions with the Hudson's Bay Company, a Canadian national department store chain, for over 15 years. Ms. Dawe is a director of OshKosh B'Gosh, Inc., a children's apparel manufacturer; the National Bank of Canada; Henry Birks & Sons, Inc., a Canadian fine jewelry retailer; and Acorn, a Michigan-based women's apparel specialty retailer.

MARSHA M. EVERTON -- Director since 2003.  Age 52
President and Chief Executive Officer of The Pfaltzgraff Co., a casual dinnerware manufacturer, since January 2002. Ms. Everton was Vice President of The Pfaltzgraff Co. for more than ten years prior, responsible during this period for various departments including stores and direct marketing, corporate development and market planning and administration.

MICHAEL L. GLEIM -- Director since 1991.  Age 61
Vice Chairman and Chief Operating Officer of Bon-Ton from December 1995 to February 2002. From 1991 to December 1995 he was Senior Executive Vice President and from 1989 to 1991 he was Executive Vice President of Bon-Ton.

TIM GRUMBACHER -- Director since 1967.  Age 64
Chairman of the Board of Bon-Ton since August 1991, and Chief Executive Officer since June 2000. From 1977 to 1989 he was President and from 1985 to 1995 he was Chief Executive Officer of Bon-Ton.

ROBERT E. SALERNO -- Director since 2002.  Age 56
Chief Operating Officer of Kieselstein-Cord International, a luxury accessories wholesaler and retailer, since December 2002. Vice President and Chief Operating Officer of Circline.Com, an internet based broker of fine arts and antiques, from November 2001 to December 2002. From October 1999 to August 2001, Mr. Salerno was Chief Executive Officer of Bluefish Clothing, an apparel marketer. In November 1999, Bluefish Clothing filed for relief under chapter 11 of the U.S. Bankruptcy Code and the company was liquidated in November 2001. From June 1996 to

February 1999, he was Senior Vice President of Bergdorf Goodman, responsible for all operational, financial and administrative functions.

THOMAS W. WOLF -- Director since 1998.  Age 55
President of the Wolf Organization, Inc., a building materials manufacturer and distributor, since 1985. He is also a director of Irex Corporation, a national building contractor.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        VOTING "FOR" THE ELECTION OF THE
                             NOMINEES LISTED ABOVE

BOARD AND BOARD COMMITTEE INFORMATION

       The Board of Directors has determined that each of Messrs. Bank, Browne and Salerno, Ms. Dawe and Ms. Everton is an "independent" director as that term is defined in the listing standards of the Nasdaq Stock Market.

       During 2003, the Board held six meetings and took action by unanimous consent without a meeting five times.

       The Board has an Executive Committee, an Audit Committee, a Human Resources and Compensation Committee, and a Governance and Nominating Committee. The primary functions of the committees, the members thereof, the number of times the committees met during 2003, and certain other information regarding the committees are as follows:

AUDIT COMMITTEE

       The members of the Audit Committee are Philip M. Browne, Chair, Robert B. Bank and Robert E. Salerno. The Board has determined that Mr. Brown is an "audit committee financial expert" as defined by SEC rules and the listing standards of the Nasdaq Stock Market. The Audit Committee is composed entirely of "independent" directors under applicable SEC rules and Nasdaq Stock Market listing standards and operates under a Charter which was adopted by the Board of Directors. This Charter is attached to this proxy statement as Annex A and is posted in the Investor Relations section of the Company's website at www.bonton.com.

       The Audit Committee appoints and establishes the compensation for the Company's independent auditor, approves in advance all engagements with the independent auditor to perform non-audit services, reviews and approves the procedures used to prepare the Company's periodic reports, reviews and approves the Company's critical accounting policies, discusses the plans and reviews results of the audit engagement with the independent auditor, reviews the independence of the independent auditor, and oversees the Company's accounting processes including the adequacy of its internal accounting controls. To assist it in carrying out its responsibilities, the Committee is authorized to retain the services of independent advisors.

       The Audit Committee met five times during 2003.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

       The members of the Human Resources and Compensation Committee are Shirley
A. Dawe, Chair, Robert B. Bank and Philip M. Browne. The Committee is composed entirely of "independent" directors, as defined by the listing standards of the Nasdaq Stock Market, and operates under a Charter which was adopted by the Board of Directors. This Charter is posted in the Investor Relations section of the Company's website at www.bonton.com.

       The Human Resources and Compensation Committee advises and assists management in developing the Company's overall compensation strategy to assure that it promotes shareholder interests, supports the Company's strategic and tactical objectives, and provides for appropriate rewards and incentives for the Company's management and employees. As part of that responsibility, the Committee reviews and approves the structure of the Company's bonus plans and administers the Company's stock option plans. To assist it in carrying out its responsibilities, the Committee is authorized to retain the services of independent advisors.

       At the end of each year, the Human Resources and Compensation Committee evaluates the performance of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, and the two Vice Chairmen, and establishes their compensation for the next year. The Committee also reviews with the Chief Executive Officer the performance of the other executive officers and approves their compensation for the next year. Finally, the Committee establishes the corporate goals under the bonus plan and, on occasion, determines whether there are reasons to waive aspects of those goals that were not achieved.

       The Human Resources and Compensation Committee met seven times during 2003.

GOVERNANCE AND NOMINATING COMMITTEE

       The members of the Governance and Nominating Committee are Michael L. Gleim, Chair, Marsha M. Everton and Leon D. Starr. Messrs. Gleim and Starr are not "independent" directors as set forth under the Nasdaq Stock Market listing standards. As discussed above, the Company is a "controlled company" under Nasdaq Stock Market listing standards. As a controlled company, the Company may elect and has elected not to have a nominating committee comprised solely of independent directors. Although Mr. Gleim is not an independent director, he has provided the Board with valuable insight with respect to both the governance of the Company and the nominations process, and, therefore, the Board believes that he should continue as a member of the Governance and Nominating Committee. Mr. Starr is not standing for reelection to the Board at the annual meeting and will thus not be a continuing member of the Committee.

       The Committee reviews, develops and makes recommendations to the Board of Directors regarding various aspects of the Company's governance processes and procedures. It also recommends candidates for election to fill vacancies on the Board, including renominations of members whose terms are due to expire. The Committee is also responsible for making recommendations to the Board regarding the compensation of its non-employee members. The Committee operates under a Charter which was adopted by the Board of Directors. This Charter is posted in the Investor Relations section of the Company's website at www.bonton.com.

       The Committee will consider shareholder recommendations for candidates for the Board from any shareholder who has been a continuous record owner of at least 3% of the common stock of the Company for at least one year prior to submission of the recommendation and who provides a written statement that the shareholder intends to continue share ownership through the date of the meeting at which directors are to be elected. Any such shareholder recommendation should be sent to the Governance and Nominating Committee, c/o Office of General Counsel, The Bon-Ton Stores, Inc., P. O. Box 2821, York, PA 17405. Any candidate recommended by a shareholder shall, at a minimum, possess a background that includes a solid education, sufficient business, professional or academic experience and the requisite reputation, character, integrity, skills, judgment and temperament and such other relevant characteristics, which, in the Committee's view, have prepared him or her for dealing with the multi-faceted financial, business and other issues that confront a Board of Directors of a corporation with the size, complexity, reputation and success of the Company.

       The Committee also considers potential candidates recommended by current directors, Company officers, employees and others. The Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

       In nominating candidates to fill vacancies created by the expiration of the term of a member of the Board, the Committee determines whether the incumbent director is willing to stand for re-election. If so, the Committee evaluates his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with the Company's business. When appropriate, the Committee may retain executive recruitment firms to assist in identifying suitable candidates.

       The Governance and Nominating Committee met six times during 2003.

EXECUTIVE COMMITTEE

       The members of the Executive Committee are Thomas W. Wolf, Chair, Michael
L. Gleim, Tim Grumbacher and Leon D. Starr. Mr. Starr is not standing for reelection to the Board and will thus not be a continuing member of the Executive Committee.

       The Executive Committee has the authority to act in place of the Board of Directors on certain specified matters.

       The Executive Committee met eleven times during 2003.

ATTENDANCE AT MEETINGS

       No director attended fewer than 75% of the total number of meetings of the Board and committees on which he or she served while in office.

       The Company has adopted a policy which encourages Board members to attend the annual shareholders meeting. Six members of the Board attended the 2003 Annual Meeting of Shareholders.

COMMUNICATION WITH THE BOARD OF DIRECTORS

       Any shareholder who wishes to communicate with the Board of Directors, or any individual director, may do so by directing correspondence which prominently displays the fact that it is a shareholder-board communication, to such director or directors in care of the Office of General Counsel, The Bon-Ton Stores, Inc., 2801 East Market Street, York, PA 17402. Until and unless a procedure is adopted whereby it may be deemed unnecessary or inappropriate to relay shareholder communications to the appropriate parties, all shareholder communications will be relayed to the intended director or directors.

COMPENSATION OF DIRECTORS

       Mr. Grumbacher is an employee of the Company and is not paid any separate compensation for serving as a director. He is the only employee who serves as a director.

       Each non-employee director receives both cash compensation and stock compensation, which includes:

- a $90,000 annual fee, $40,000 of which is paid in cash and $50,000 of which is paid in restricted stock units (RSU's) which vest 12 months following termination of Board service;

-  a $15,000 annual fee for serving on the Executive Committee;

- a $5,000 annual fee for serving on each committee other than the Executive Committee;

-  a $10,000 supplemental fee for each Committee chair.

       Directors may defer all or any part of their cash compensation into additional RSU's.

                                  PROPOSAL TWO

                        RATIFICATION OF THE APPOINTMENT
                           OF THE INDEPENDENT AUDITOR

       Subject to shareholder ratification, the Audit Committee has reappointed KPMG LLP, which served as our independent auditor in 2003, to serve as our independent auditor for 2004. If the shareholders do not ratify this appointment, another independent auditor will be considered by the Audit Committee.

       A representative of KPMG LLP is expected to be present at the meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from shareholders.

                       THE BOARD OF DIRECTORS RECOMMENDS
                  VOTING "FOR" RATIFICATION OF THE APPOINTMENT
                           OF THE INDEPENDENT AUDITOR

                                 PROPOSAL THREE

                                  APPROVAL OF
                    THE BON-TON STORES, INC. CASH BONUS PLAN

       The Bon-Ton Stores, Inc. Cash Bonus Plan (the "Cash Bonus Plan") is a performance-based plan that is intended to provide a means by which those key employees who are designated as participants may be compensated for their roles in the performance of the Company. The Cash Bonus Plan has been adopted by the Board of Directors on the recommendation of its Human Resources and Compensation Committee as a means to provide greater flexibility in the establishment of performance goals and setting of target bonuses while permitting such bonuses to be fully deductible as "performance-based compensation" (as that term is used under Section 162(m) of the Internal Revenue Code (the "Code")). No bonuses may be paid under the Cash Bonus Plan unless and until it has been approved by the Company's shareholders.

       The design and administration of the Cash Bonus Plan are intended to cause all taxable compensation attributable to the Cash Bonus Plan to be treated as "performance-based compensation." As a consequence, the provisions of the Code which would otherwise limit the deductibility by us of certain executive compensation in excess of $1,000,000 should not be applicable to any compensation expense attributable to the Cash Bonus Plan. The Cash Bonus Plan is administered by the Human Resources and Compensation Committee of the Board (or such other committee consisting exclusively of two or more "outside directors" as may be designated to act in that capacity by the Board from time to time). This administrative committee for the Cash Bonus Plan is referred to in this Proposal Three as the "Committee."

       The provisions of the Cash Bonus Plan are generally described below.

       Eligibility. Participants in the Cash Bonus Plan are those key executives who are designated by the Committee to participate in the Plan from time to time.

       Shareholder approval and term of Cash Bonus Plan. The Cash Bonus Plan is in effect as of February 1, 2004, provided it is approved by the shareholders, and will continue until it is terminated by the Board. The Cash Bonus Plan may be submitted for reapproval by the shareholders from time to time, and should be so reapproved no later than the shareholders' meeting that occurs in the fifth year following its last shareholder approval in order to remain qualified as a "performance-based" compensation arrangement for purposes of the Code rules regarding executive compensation referred to above.

       Benefits under the Cash Bonus Plan. In general, the benefits under the Cash Bonus Plan consist of a cash bonus payable to participants provided the performance goals established by the

Committee are met (and if met, the extent to which they are met). The maximum amount that can be paid to any one participant as a bonus under the Cash Bonus Plan with respect to any one year is two times his or her base salary in effect for the relevant year, and in no event may any such bonus exceed $1,500,000.

       The bases for such performance goals may include any of the following considerations, or combinations of such criteria: stock price, market share, gross sales, gross revenues, net revenues, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variation or combination of these. In addition, the Committee may establish as an additional performance measure the attainment by a participant in the Cash Bonus Plan of one or more personal objectives and/or goals that the Committee deems appropriate, including, but not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility.

       In all cases, measurement of the Company's or a participant's achievement of one or more performance goals must be objectively determinable and where applicable, determined in accordance with generally accepted accounting principles. In all cases, the performance goals for a year must be established no later than 90 days after the beginning of the year. The achievement of performance goals established under the Cash Bonus Plan must be certified by the Committee before any bonus may be paid.

       Administration of the Cash Bonus Plan. The Cash Bonus Plan is administered by the Committee which, as noted above, will at all times consist exclusively of two or more "outside directors" (as that term is defined under Section 162(m) of the Code). The resolution of any questions arising with respect to the Cash Bonus Plan will be determined by the Committee, and all such determinations are final and conclusive.

       Amendment and termination of the Cash Bonus Plan. The Board may terminate or revoke the Cash Bonus Plan at any time and may amend the Cash Bonus Plan from time to time, provided that neither the termination, revocation or amendment of the Cash Bonus Plan may, without the written approval of the participant, reduce the benefit to which the participant would otherwise be entitled, and provided further that no changes that would increase the benefit available will be effective without approval by the Committee and without disclosure to and approval by the shareholders in a separate vote prior to the date the participant would become entitled to such increased benefit. In addition, the Cash Bonus Plan may be modified or amended by the Committee as it deems appropriate in order to comply with any rules, regulations or other guidance promulgated by the Internal Revenue Service with respect to applicable provisions of the Code.

       Federal tax issues. Section 162(m) of the Code limits the deductibility of compensation in excess of $1,000,000 to certain employees of publicly held companies (this limitation is referred to herein as the "million dollar cap"), unless the compensation comes within certain exceptions. One exception to the million dollar cap is available for "performance-based compensation." In order for taxable compensation to be within this exception to the million dollar cap, a number of requirements must be satisfied, including the establishment of performance goals by a committee of two or more "outside" members of the Company's Board, disclosure to the shareholders of the material terms of the performance-based bonus arrangement under which the bonus is to be paid, and approval by the shareholders of that arrangement. Additional rules apply to the ongoing administration of such an arrangement in order for compensation to qualify as performance-based.

       Bonuses payable under the Cash Bonus Plan are intended to be provided only on the attainment of the performance goals established by the Committee for the year for which the bonus is paid. Assuming the Cash Bonus Plan is put into effect in accordance with its terms, is approved by the Company's shareholders, and is administered in accordance with the provisions set forth therein, the taxable compensation payable under the Cash Bonus Plan should qualify as "performance-based compensation" that is exempt from the million dollar cap.

       New Plan Benefits. The following table sets forth the maximum benefits in the current fiscal year that may be received by participants under the Cash Bonus Plan if it is approved.

NAME AND POSITION                                             DOLLAR VALUE
--------------------------------------------------------------------------
Tim Grumbacher
Chairman and Chief Executive Officer                            $975,000
Byron L. Bergren
Vice Chairman and President and Chief Executive Officer of
  Elder-Beerman                                                 $825,000
James H. Baireuther
Vice Chairman, Chief Administrative Officer and Chief
  Financial Officer                                             $600,000

       The Board of Directors adopted the Cash Bonus Plan, as described above, on May 25, 2004. Approval of the Cash Bonus Plan requires the affirmative vote of a majority of the votes cast by holders of common stock and Class A common stock.

                       THE BOARD OF DIRECTORS RECOMMENDS
                            VOTING "FOR" APPROVAL OF
                   THE BON-TON STORES, INC. CASH BONUS PLAN.

                                 PROPOSAL FOUR

                        APPROVAL OF THE AMENDMENT TO THE
                 BON-TON STORES, INC. 2000 STOCK INCENTIVE PLAN

       The Bon-Ton Stores, Inc. 2000 Stock Inventive Plan (the "Stock Incentive Plan") was adopted by the Board of Directors and approved by the Company's shareholders in June 2000. The purpose of the Stock Incentive Plan is to recognize the contributions made to the Company by its employees, consultants and advisors, to provide these individuals with additional incentives to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate individuals upon whom the sustained growth and financial success of the Company depends.

       The Stock Incentive Plan provides for the grant of options ("Options") to purchase shares of common stock and awards ("Awards") of shares of common stock subject to risk of forfeiture ("Restricted Shares"). Under the Stock Incentive Plan, as amended to date, Options and Awards can be granted for up to an aggregate of 1,900,000 shares (exclusive of shares granted and thereafter cancelled). In addition, the Stock Incentive Plan limits the number of shares for which options may be granted to any single optionee in any fiscal year. The Stock Incentive Plan has been amended by the Board of Directors to increase this annual limitation on option grants to any single optionee, at the recommendation of the Human Resources and Compensation Committee, from 200,000 shares to 400,000 shares, subject to the approval of the amendment by the Company's shareholders.

       The Board believes that this increase in the maximum option grant may be an important factor in attracting, motivating and retaining qualified employees and advisors who are essential to the success of the Company.

       New Plan Benefits. Future Options and Awards, if any, that will be made to eligible participants in the Stock Incentive Plan are subject to the discretion of the Human Resources and Compensation Committee and, therefore, are not determinable at this time.

       The key provisions of the Stock Incentive Plan, as amended, are as follows:

       Number of Shares. The maximum number of shares that may be issued under the Stock Incentive Plan is 1,900,000. The maximum number of shares will be adjusted to reflect certain changes in the Company's capitalization. If any shares subject to any Option or Award are forfeited, or an Option is terminated without the issuance of shares, the shares subject to such Option or Award will again be available pursuant to the Stock Incentive Plan. The closing sales price for a share of common stock on May 26, 2004 was $11.90 as reported by the Nasdaq Stock Market.

       Administration. The Stock Incentive Plan is administered by the Board of Directors, or, at the discretion of the Board of Directors, by a committee composed of two or more members of the Board of Directors (for purposes of this Proposal Four, the "Committee"). To the extent possible, and to the extent the Board of Directors deems it necessary or appropriate, each member of the Committee shall be a "Non-Employee Director" (as such term is defined in Rule 16b-3 under the Securities Exchange Act) and an "Outside Director" (as such term is used for purposes of Code Section 162(m)). The Board also may choose to designate more than one committee to operate and administer the Stock Incentive Plan. The Stock Incentive Plan presently is administered by the Human Resources and Compensation Committee.

       Eligibility. All employees (including all executive officers), directors, consultants and advisors of the Company or its subsidiaries and affiliates are eligible to receive Options or Awards under the Stock Incentive Plan.

       Term of the Stock Incentive Plan. The Stock Incentive Plan became effective March 3, 2000 and provides that no Options or Awards may be granted after March 2, 2010.

       Options and Awards. From time to time, at its discretion, the Committee may select eligible recipients to whom Options or Awards will be granted, determine when each Option or Award will be granted, determine the number of shares subject to such Option or Award and, subject to the provisions of the Stock Incentive Plan, determine the terms and conditions of each Option or Award.

       Options. Options granted under the Stock Incentive Plan may be either incentive stock options ("ISOs") or non-qualified stock options. ISOs are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Unless an Option is specifically designated at the time of grant as an ISO, Options are non-qualified options. Options are not transferable by the optionee except by will or by the laws of descent and distribution, except for certain transfers of nonqualified stock options that may be required under the terms of a "qualified domestic relations order" (generally, a court order relating to provision of spousal or dependent support or to division of marital property that meets certain requirements set forth in the Code). No Option granted under the Stock Incentive Plan may be exercised unless at least six months has elapsed since the date of the grant.

       The exercise price of the Options is determined by the Committee, provided that the exercise price of an ISO must be at least 100% of the fair market value of a share of common stock on the date the Option is granted, or at least 110% of the fair market value if the recipient owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company. The term of each Option is fixed by the Committee. The aggregate fair market value, determined as of the time of grant, of the shares with respect to which an ISO is exercisable for the first time by the recipient during any calendar year (under all incentive stock option plans of the Company) may not exceed $100,000.

       Maximum Grants. The Stock Incentive Plan provides that the maximum number of shares for which options may be granted to any single optionee in any fiscal year is 400,000 shares.

       Termination of Options.  All Options terminate on the earliest of:

       a. The expiration of the term specified in the Option, which shall not exceed ten years from the date of grant or five years from the date of grant of an ISO if the recipient owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company;

       b. The expiration of 90 days from the date the optionee's employment or service with the Company terminates for any reason other than disability (as defined in the Code) or death or as otherwise specified in subparagraphs d. or e. below;

       c. The expiration of one year from the date the optionee's employment or service with the Company terminates due to the optionee's death or disability;

       d. A finding by the Committee that the optionee has breached his or her employment contract with the Company or has engaged in disloyalty to the Company; or

       e. Such time as the Committee may determine if there is a Change of Control of the Company as defined in the Stock Incentive Plan.

       Payment for Options. An optionee may pay for shares in cash, certified check or such other mode of payment as the Committee may approve, including payment in shares held by the optionee for at least six months.

       Awards. The Committee will determine the period, which under the Stock Incentive Plan must extend for at least six months from the date of grant, during which the grantee may not sell, transfer, pledge or assign Restricted Shares (the "Restrictions"). Restrictions may lapse in installments, as determined by the Committee. The Committee may, at its sole discretion, waive any Restrictions in whole or in part. The Committee will determine the rights that grantees have with respect to Restricted Shares, including the right to vote Restricted Shares and the right to receive dividends paid with respect to Restricted Shares. In the event a grantee terminates employment with the Company for any reason other than death or disability, all Restricted Shares remaining subject to Restrictions will be forfeited by the grantee and canceled by the Company.

       Provisions Relating to a Change of Control of the Company. Notwithstanding any other provision of the Stock Incentive Plan, in the event of a Change of Control of the Company, the Committee may take whatever action with respect to Options and Awards outstanding as it deems necessary or desirable, including acceleration of the expiration or termination date or the date of exercisability of an Option or removing any restrictions from or imposing any additional restrictions on outstanding Awards.

       A "Change of Control" will occur if: (a) the Company is dissolved or liquidated; (b) an agreement to sell or dispose of substantially all of the assets of the Company is approved; (c) subject to certain exceptions, an agreement to merge or consolidate the Company with or into another corporation is approved; (d) any entity, person or group (within the meaning of certain provisions of the Securities Exchange Act), other than Tim Grumbacher, members of his family, his lineal descendants or entities of which such persons are the beneficial owners of at least 50% of the voting interests, the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, becomes the beneficial owner or has obtained voting control over securities of the Company representing more than 50% of the voting power of the Company's outstanding voting stock; or (e) directors constituting a majority of the Board of Directors have been members of the Board of Directors for less than 12 months, unless the nomination for election of each new director who was not a director at the beginning of such 12-month period was approved by a vote of at least two-thirds of the directors then still in office who were the directors at the beginning of such period.

       Amendment and Termination. The Board of Directors may amend the Stock Incentive Plan at any time, provided the Board may not (a) change the class of individuals eligible to receive an

ISO, (b) increase the maximum number of shares as to which Options and Awards may be granted or (c) make any other change or amendment as to which shareholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 under the Securities Exchange Act, in each case without obtaining shareholder approval within 12 months before or after such action. No Option or Award will be adversely affected by any such amendment without the consent of the optionee or grantee.

       Federal Income Tax Consequences. The following discussion is a summary of certain federal income tax consequences of the issuance of Options and the acquisition of shares of common stock by exercising Options or receiving Awards of Restricted Shares under the Stock Incentive Plan and does not present a complete analysis of all tax consequences which may be relevant to any particular recipient. It does not purport to discuss state or local income tax laws.

Options:

       With respect to ISOs, for federal income tax purposes, an optionee will not have taxable income upon grant or exercise. However, upon exercise of an ISO, an optionee will generally recognize income for alternative minimum tax purposes in an amount equal to the difference between the exercise price of the ISO and the fair market value of the shares received. Any gain realized on sale of the shares acquired upon exercise of an ISO will be treated as long-term capital gain, provided the optionee does not dispose of the shares for at least two years after the date of grant or within one year after the date of exercise. No gain or loss will generally be recognized by an optionee upon, nor will any deduction be allowed to the Company as a result of, the grant or exercise of ISOs.

       In general, in the case of non-qualified stock options or ISOs as to which the foregoing holding period limitations have not been satisfied, an optionee will have taxable income at ordinary income rates upon exercise (or at the time of a sale of ISO stock which does not satisfy the holding periods) for the difference between the exercise price and the fair market value at the date of exercise or, if the optionee is subject to certain restrictions imposed by federal securities laws, upon the lapse of those restrictions, unless the optionee elects under Section 83(b) of the Code within 30 days after exercise to be taxed upon exercise. The amount of that difference will generally be a deductible expense to the Company.

       The ability of the Company to deduct compensation expense is generally subject to limitations under Section 162(m) of the Code (applicable to compensation in excess of $1,000,000 paid to certain "covered" employees). Any income recognized as ordinary compensation income on the exercise of a non-qualified stock option should, however, be exempt from these Code limitations as "performance-based" compensation provided the option grant meets certain requirements. It is the Company's intention to administer the Stock Incentive Plan in accordance with all applicable "performance-based" compensation requirements, including administration of the Stock Incentive Plan with respect to "covered" employees by a committee of two or more "outside" directors (as that term is used in applicable IRS regulations) and to make Option grants to such employees with an exercise price that is at least equal to the fair market value of the shares on the date of grant. Under these circumstances, such Options should, on exercise, result in a deductible compensation expense that is exempt from Section 162(m) of the Code as "performance-based" compensation.

Restricted Shares:

       For federal income tax purposes, the recipient of an Award will not recognize income and the Company will not be entitled to a deduction at the time of the Award because the Restricted Shares are subject to risk of forfeiture and are not transferable. When the risk of forfeiture and non-transferability restrictions lapse, the recipient will recognize compensation income and the Company will be entitled to a deduction (subject generally to a $1,000,000 limitation on deductible compensation of certain employees of the Company as provided under Section 162(m) of the

Code) in an amount equal to the then fair market value of the Restricted Shares. Except as provided below, an Award recipient may nevertheless elect pursuant to
Section 83(b) of the Code to include the Restricted Shares in his income at their fair market value at the time of award, in which event the Company would be entitled to a corresponding deduction. Such election must be made within 30 days after the Award. If this election is made, any appreciation in value recognized by the Award recipient on a subsequent disposition of the Restricted Shares will in general be taxed at capital gains rates and not as ordinary income. If, however, an Award recipient who makes a Section 83(b) election forfeits the Restricted Shares back to the Company, the recipient will not recognize a loss on such forfeiture. In some cases, the particular restrictions with respect to an Award may be such that an Award recipient will not be entitled to make the Section 83(b) election.

       The Board of Directors approved the above described amendment to the Stock Incentive Plan on May 25, 2004. Approval of the amendment to the Stock Incentive Plan requires the affirmative vote of a majority of the votes cast by holders of common stock and Class A common stock.

                       THE BOARD OF DIRECTORS RECOMMENDS
                   VOTING "FOR" APPROVAL OF THE AMENDMENT TO
              THE BON-TON STORES, INC. 2000 STOCK INCENTIVE PLAN.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       This table sets forth, for the last three years, certain information regarding the compensation paid or accrued for our Chief Executive Officer and for the named executives:

                                                  ANNUAL COMPENSATION     LONG-TERM COMPENSATION
                                                  --------------------   -------------------------
                                                                          RESTRICTED    SECURITIES
NAME AND                                                                    STOCK       UNDERLYING       ALL OTHER
POSITION                                   YEAR   SALARY($)   BONUS($)   AWARDS($)(1)   OPTIONS(#)   COMPENSATION($)(2)
-----------------------------------------------------------------------------------------------------------------------
Tim Grumbacher                             2003    625,000    817,500           --            --           11,425
Chairman of the                            2002    558,654    270,000           --            --           11,068
Board of Directors and                     2001    241,346     75,000           --            --            8,258
Chief Executive Officer
Frank Tworecke(3)                          2003    532,644    300,000      121,589            --           24,163
President and                              2002    471,021    175,000           --            --          108,089
Chief Operating Officer                    2001    461,095     60,000       75,000            --          133,209
Byron L. Bergren(4)                        2003    148,741    878,750           --            --            1,413
Vice Chairman and                          2002         --         --           --            --               --
President and Chief Executive              2001         --         --           --            --               --
Officer of Elder-Beerman
James H. Baireuther                        2003    402,300    210,000           --            --           13,927
Vice Chairman, Chief                       2002    410,737    147,000           --            --           13,378
Administrative Officer                     2001    315,113     50,000      127,500       100,000            9,922
and Chief Financial Officer
William T. Harmon                          2003    271,663     53,200           --            --           11,427
Senior Vice President --                   2002    249,853     43,000           --            --           11,028
Marketing, Planning                        2001    241,185     10,000           --            --            8,469
and Allocation

(1) The total number of restricted stock awards held by the named executives at the end of 2003 was 88,814 shares. The closing price of the common stock on January 31, 2004 was $12.34 per share, giving the named executives restricted stock holdings a value of $1,095,965 at year end. One-third of the restricted stock awarded to Mr. Tworecke in 2003 vested on March 17, 2004; the remainder of these shares were cancelled as a result of his resignation from the Company. Holders of restricted stock are entitled to the same dividend that the Company pays on common stock.

(2) The amounts disclosed in this column for 2003 consist of life insurance premiums, or reimbursement for life insurance premiums, and Company contributions under the Company's Profit Sharing/Retirement Savings Plan in the amount of $10,831 for each of Messrs. Grumbacher, Tworecke, Baireuther and Harmon.

(3) Mr. Tworecke resigned from the Company effective May 7, 2004.

(4) Mr. Bergren became an executive officer of the Company in November 2003.

STOCK OPTION GRANTS

       None of the named executives received a stock option grant during 2003. We do not have any plan pursuant to which stock appreciation rights may be granted.

STOCK OPTION EXERCISES AND HOLDINGS

       None of the named executives exercised any stock options during 2003.

       The following table shows the number and value of unexercised stock options for the named executives at the end of 2003:

                       OPTION VALUES AT JANUARY 31, 2004

                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                          OPTIONS AT JANUARY 31, 2004     AT JANUARY 31, 2004(1)
                                          ---------------------------   ---------------------------
                                          EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------------------------------------------------
Tim Grumbacher                               44,550            --       $  252,522            --
Frank Tworecke                              200,000            --        1,324,240            --
Byron L. Bergren                                 --            --               --            --
James H. Baireuther                          96,667        33,333          782,637      $331,663
William T. Harmon                            25,000            --          116,800            --

(1) In-the-money options are options having an exercise price below the year-end share price of $12.34. Value is calculated by multiplying the difference between the option exercise price and $12.34 by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

Tim Grumbacher

       The Human Resources and Compensation Committee (the "Committee") and Tim Grumbacher agreed to an arrangement pursuant to which Mr. Grumbacher's base salary for 2003 was fixed at $650,000. In addition, he was eligible for an annual bonus of up to 150% of his base salary and was awarded a special bonus in the amount of $330,000 as a result of his leadership in connection with the acquisition of Elder-Beerman. The total bonus paid to Mr. Grumbacher is reflected in the Summary Compensation Table.

Frank Tworecke

       Mr. Tworecke's employment agreement commenced November 11, 1999 and continued to January 29, 2005. It provided for a minimum annual base salary of $500,000 during 2003, and a bonus in accordance with criteria established by the Committee up to a maximum bonus of 100% of his base salary. The bonus paid to Mr. Tworecke for 2003 is reflected in the Summary Compensation Table. Mr. Tworecke resigned from the Company effective May 7, 2004.

Byron L. Bergren

       Mr. Bergren's employment agreement with the Company was entered into November 25, 2003 and continued until April 15, 2004. He is continuing his employment with the Company in accordance with the terms and provisions of this expired employment agreement. During 2003, the employment agreement provided for a minimum annual base salary of $550,000, a bonus pursuant to the Elder-Beerman 2003 Performance Incentive Plan, and an additional integration bonus if Elder-Beerman achieved a certain operating profit for 2003. The bonus paid Mr. Bergren is reflected in the Summary Compensation Table.

James H. Baireuther

       Mr. Baireuther's employment agreement commenced February 3, 2002 and continues to January 31, 2006. During 2003, it provided for a minimum base salary of $400,000 and a bonus in accordance with criteria established by the Committee up to a maximum bonus of 75% of his base salary. The bonus paid to Mr. Baireuther is reflected in the Summary Compensation Table. If Mr. Baireuther is discharged without cause or resigns for good reason (each as defined in the employment agreement), he will continue to receive his base salary and other benefits for the greater of one year or the remaining term of the employment agreement.

SUPPLEMENTAL RETIREMENT BENEFITS

       The Company has established a nonqualified, unfunded retirement plan for certain key executives. Under the terms of this plan, each participant is entitled to an annual retirement benefit if he remains employed by the Company for a stated period.

       Under this plan, James H. Baireuther is entitled to an annual retirement benefit of $50,000.

EXECUTIVE SEVERANCE

       We have entered into severance agreements with Mr. Harmon and certain of our executive officers other than Messrs. Grumbacher, Baireuther and Bergren, which generally provide for payment of one year's base salary if the executive officer is terminated without cause (as defined in such agreement).

EQUITY COMPENSATION PLAN INFORMATION

       At January 31, 2004, the Amended and Restated 1991 Stock Option and Restricted Stock Plan, The Bon-Ton Stores, Inc. 2000 Stock Incentive Plan and the Company's Phantom Equity Replacement Plan were in effect. Each of these plans has been approved by the shareholders. There were no other equity compensation plans in effect. The following information concerning these plans is as of January 31, 2004:

                               NUMBER OF SHARES                                  NUMBER OF SHARES
                                OF COMMON STOCK                                  OF COMMON STOCK
                               TO BE ISSUED UPON     WEIGHTED-AVERAGE     REMAINING AVAILABLE FOR FUTURE
                                  EXERCISE OF        EXERCISE PRICE OF    ISSUANCE (EXCLUDING SECURITIES
PLAN CATEGORY                 OUTSTANDING OPTIONS   OUTSTANDING OPTIONS   REFLECTED IN THE FIRST COLUMN)
--------------------------------------------------------------------------------------------------------
Equity compensation plans       849,542 shares                 $5.71             1,755,186 shares
  approved by security
  holders
Equity compensation plans       Not applicable        Not applicable               Not applicable
  not approved by security
  holders

                            STOCK PERFORMANCE GRAPH

       The following graph compares the yearly percentage change in the cumulative total shareholder return on common stock from January 31, 1999 through January 31, 2004, the cumulative total return on the CRSP Total Return Index for The Nasdaq Stock Market (US Companies) and the Nasdaq Retail Trade Stocks Index during such period. The comparison assumes $100 was invested on January 31, 1999, in the Company's common stock and in each of the foregoing indices and assumes the reinvestment of any dividends.

                           [STOCK PERFORMANCE GRAPH]

-------------------------------------------------------------------------------------------------------------------------
                                                                         NASDAQ
            DATE                          NASDAQ                         RETAIL                        BON-TON
-------------------------------------------------------------------------------------------------------------------------
          1/30/99                         100.00                         100.00                         100.00
          1/29/00                         150.97                         82.01                           46.03
           2/3/01                         105.16                         61.49                           39.68
           2/2/02                         76.06                          73.83                           31.75
          2/01/03                         53.13                          60.16                           52.57
          1/31/04                         82.60                          88.20                          157.96
-------------------------------------------------------------------------------------------------------------------------

                        REPORT ON EXECUTIVE COMPENSATION

       The Human Resources and Compensation Committee (the "Committee"), which is composed entirely of independent directors, approves all general policies affecting the compensation of Bon-Ton's executive officers. The Committee determined, within limits established by applicable employment agreements, the compensation of Tim Grumbacher, Chairman of the Board and Chief Executive Officer, Frank Tworecke, President and Chief Operating Officer, Byron L. Bergren, Vice Chairman and President and Chief Executive Officer of Elder-Beerman, and James H. Baireuther, Vice Chairman, Chief Administrative Officer and Chief Financial Officer.

       The basic forms of executive compensation are annual compensation, in the form of salary and bonus, and long-term incentives, currently consisting of stock options, restricted stock and supplemental retirement benefits. The Committee seeks to achieve a mix of these to be competitive in the marketplace and to attract, retain and motivate the Company's executives. In doing so, the Committee considers various aspects of the Company's operating results as well as its financial condition, and considers each executive's role in such achievement.

ANNUAL COMPENSATION -- SALARY AND BONUS

       Annual compensation is comprised of a base salary and a cash bonus based on the achievement of predetermined goals and objectives. The base salaries of James H. Baireuther, Byron L. Bergren and Frank Tworecke for 2003 were established pursuant to employment agreements approved by the Committee. The base salaries for these executives were based on a variety of factors, including the general level of executive compensation in the industry, the general level of executive compensation at Bon-Ton and an evaluation of each executive's capacity to affect the Company's performance.

       The Committee believes it appropriate that a portion of the potential annual compensation for these senior executives be in the form of an annual bonus which is dependent upon Bon-Ton's performance. The bonus for 2003 earned by each of the named executives is indicated in the Summary Compensation Table and was determined based upon predetermined performance targets for the Company.

       The Committee utilizes comparative data developed by independent external compensation specialists to assure the competitiveness of compensation for the named executives.

       A cash bonus award or option grant to a named executive may, in addition, be made at the discretion of the Committee for extraordinary achievement by the named executive.

LONG-TERM INCENTIVES -- STOCK OPTIONS AND RESTRICTED SHARE AWARDS

       The Committee administers The Bon-Ton Stores, Inc. 2000 Stock Incentive Plan (the "Plan"), which provides for the grant of stock options and restricted share awards. These options and awards are intended to help align the executive officers' interests with those of shareholders by increasing such officers' stake in Bon-Ton.

       Stock options and restricted share awards generally vest over a number of years. Any vested options are usually forfeited 90 days after termination of the recipient's employment, and any unvested restricted share awards are usually forfeited upon termination of employment. Such options and awards, therefore, are also intended to encourage recipients to remain in the employ of Bon-Ton over a substantial period of time.

       During 2003, there were grants of options with respect to 20,000 shares and awards of 24,814 restricted shares made under the Plan. No option grants were made to a named executive. The restricted share award was to Frank Tworecke.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

       The Committee set the annual base salary at $650,000 for Tim Grumbacher in 2003, based on a variety of factors, including the general level of executive compensation in the industry, the general level of executive compensation at Bon-Ton and an evaluation of the importance of Mr. Grumbacher's services to Bon-Ton. Mr. Grumbacher received a bonus of $487,500 based upon the Company's performance in 2003. Mr. Grumbacher was also awarded a special bonus in the amount of $825,000 attributable to Mr. Grumbacher's leadership role in effecting the accretive acquisition of The Elder-Beerman Stores Corp. This special bonus is payable in two tranches, the first, in the amount of $330,000, is included in the Summary Compensation Table, and the second in the amount of $495,000, will be paid based upon the Company achieving certain specified integration synergies during 2004. Mr. Grumbacher did not receive any stock options or restricted share awards in 2003.

INDEPENDENT COMMITTEE MEMBERS

       No member of the Committee was a former or current officer or employee of the Company or any affiliate of the Company or received compensation from the Company in any capacity other than as a director of the Company or as a member of a Board committee. Each member of the Committee is "independent" pursuant to the listing standards of the Nasdaq Stock Market.

QUALIFYING EXECUTIVE COMPENSATION FOR DEDUCTIBILITY UNDER PROVISIONS OF THE INTERNAL REVENUE CODE

       Section 162(m) of the Internal Revenue Code provides that a publicly-held corporation may not generally deduct compensation for its chief executive officer and certain other executive officers to the extent that compensation for the executive exceeds $1,000,000 unless such compensation is "performance based" as defined in the Code. The Committee currently intends to recommend compensation amounts and plans which meet the requirements for deductibility, and the Committee expects that Section 162(m) will not limit the deductibility of any compensation expense in fiscal 2003.

Members of the Human Resources and Compensation Committee:

Shirley A. Dawe, Chair
Robert B. Bank
Philip M. Browne (appointed March 2004)
Robert C. Siegel (served until March 2004)

                         REPORT OF THE AUDIT COMMITTEE

       The role of the Audit Committee is to assist the Board of Directors in its general oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company's independent auditor, (iv) the performance of the independent auditor, and (v) the Company's management of credit, liquidity and other financial and operational risks; and to prepare this report. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. KPMG LLP, the Company's independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The independent auditor has free access to the Audit Committee to discuss any matter it deems appropriate.

       The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditor on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

       Among other matters, the Audit Committee monitors the activities and performance of the Company's independent auditor, including the audit scope, audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent auditor. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor.

       The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditor; management represented to the Committee that the Company's audited consolidated financial statements were prepared in accordance with generally accepted accounting principles; and the independent auditor represented that its presentations included the matters required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

       The Company's independent auditor also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Committee discussed with the independent auditor that firm's independence.

       Following the Committee's discussions with management and the independent auditor, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended January 31, 2004.

Members of the Audit Committee:

Philip M. Browne, Chair
Robert B. Bank
Robert E. Salerno

                           INDEPENDENT AUDITOR'S FEES

       Subject to shareholder ratification, the Audit Committee has selected KPMG LLP as the Company's independent auditor for 2004. KPMG served as the Company's independent auditor in 2003. Representatives of KPMG are expected to be present at the 2004 Annual Shareholders Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

       In making its selection of KPMG, the Audit Committee considered whether the non-audit services provided by KPMG are compatible with maintaining KPMG's independence.

       The following table shows the fees billed by KPMG for professional services rendered to the Company in 2003 and 2002.

                                                                2003       2002
---------------------------------------------------------------------------------
Audit Fees                                                    $642,000   $307,000
Audit-Related Fees                                                  --         --
Tax Fees                                                       118,700    338,000
All Other Fees                                                 432,800(1)   23,000

(1) Fees related to acquisition of Elder-Beerman.

       The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all audit services and non-audit services to be performed for the Company by its independent auditor. Subject to the transition provisions of applicable law, the fees paid to the independent auditor that are shown in the chart above for 2003 were pre-approved by the Audit Committee. The Audit Committee may delegate to one of its members the authority to grant such pre-approvals. The decisions of such member regarding approvals shall be presented to the full Audit Committee at its next scheduled meeting.

                     RELATIONSHIP WITH INDEPENDENT AUDITOR

       Arthur Andersen LLP ("Andersen") was the Company's independent auditor at the beginning of 2002. Effective June 13, 2002, the Company, upon recommendation of the Audit Committee, dismissed Andersen and retained KPMG LLP as the Company's independent auditor. Andersen's reports on the Company's financial statements during the two fiscal years ended February 2, 2002, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Further, during the two fiscal years ended February 2, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Executive officers, directors and persons who own more than 10% of the Company's common stock are required to file reports of their holdings and transactions in Company stock with the Securities and Exchange Commission. Based on our records and on written representations from those who are subject to these requirements, we believe that all 2003 filing requirements were timely made except that (i) Frank Tworecke filed a Form 4 nine days late with respect to a restricted stock grant, and (ii) Tim Grumbacher filed a Form 4 twelve days late with respect to the sale of 3,050 shares of common stock by certain trusts of which Mr. Grumbacher's wife is a trustee.

                              CERTAIN TRANSACTIONS

       The Company leases its Oil City, Pennsylvania store from Nancy T. Grumbacher, Trustee of the 2002 Indenture of Trust of M. Thomas Grumbacher, pursuant to a lease entered into on January 1, 1981. The rental payments during 2003 under this lease were $223,500. The Oil City lease terminates on July 31, 2006 and the Company has five five-year renewal options.

       In connection with the acquisition of Elder-Beerman, the Company obtained equity financing in an aggregate amount of $6.5 million from Tim Grumbacher, the Chairman and Chief Executive Officer of the Company, pursuant to a Stock Purchase Agreement dated as of October 23, 2003 between the Company and Mr. Grumbacher. Under the terms of the Stock Purchase Agreement, Mr. Grumbacher purchased 476,890 newly issued shares of common stock. In connection with Mr. Grumbacher's purchase of common stock pursuant to the Stock Purchase Agreement, on October 31, 2003, the Company and Mr. Grumbacher also entered into a Registration Rights Agreement with respect to such shares of common stock.

       During fiscal 2003, the Company purchased approximately $1,424,000 of merchandise from OshKosh B'Gosh, Inc., and approximately $540,000 of merchandise from The Pfaltzgraff Co., and The Elder-Beerman Stores Corp., which was acquired by the Company in October 2003, purchased approximately $310,000 of merchandise from OshKosh and approximately $976,000 of merchandise from Pfaltzgraff. Shirley
A. Dawe, a director of the Company, is also a director of OshKosh B'Gosh, Inc., and Marsha M. Everton, a director of the Company, is President and CEO of The Pfaltzgraff Co. The transactions noted above were on substantially the same terms as comparable transactions with other vendors of merchandise to the Company.

       Mr. Starr, a non-employee director, rendered consulting services to Bon-Ton from 1984 to March 2002. Upon the conclusion of Mr. Starr's consulting agreement, the Company commenced payments to Mr. Starr in the amount of $65,000 per year in consideration of his agreement not to provide consulting services to any of the Company's competitors.

       Mr. Gleim, a non-employee director, rendered consulting services to Bon-Ton during 2003 for which he was paid $201,767. In addition, Mr. Gleim received a $50,000 supplemental retire-ment benefit during 2003 from the Company pursuant to the terms of Mr. Gleim's employment agreement which were in effect when he served as Vice Chairman of the Company.

                             SHAREHOLDER PROPOSALS

       Shareholder proposals for the 2005 Annual Meeting of Shareholders must be received by the Company by February 17, 2005 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

       A shareholder may wish to have a proposal presented at the 2005 Annual Meeting of Shareholders but not included in the Company's proxy statement and form of proxy for that meeting. If notice of any such proposal is received by the Company after May 3, 2005, such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) under the Securities Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal.

                                    ANNEX A

                            THE BON-TON STORES, INC.
                            AUDIT COMMITTEE CHARTER

       This Charter has been adopted by the Board of Directors (the "Board") of The Bon-Ton Stores, Inc. (the "Company") to govern its Audit Committee (the "Committee"), which shall have the authority, responsibility and specific powers described below.

PURPOSES

       The Committee shall be directly responsible for the appointment, compensation and oversight over the Company's independent auditors (the "Auditors").

       The Committee shall monitor (1) the integrity of the financial statements of the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the Auditors' qualifications and independence, (4) the performance of the Company's internal audit function and (5) the performance of the Auditors.

       The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

       The Committee shall oversee the financial reporting processes of the Company and the audits of the Company's financial statements.

ORGANIZATION

       The Committee shall be composed of three or more directors who shall: (i) meet the independence and experience requirements of the Nasdaq National Market ("Nasdaq") and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended; (ii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iii) be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. At least one member of the Committee shall be an "audit committee financial expert," as such term is defined by the applicable regulations of the Securities and Exchange Commission ("SEC") and shall meet any applicable standards promulgated by Nasdaq related to enhanced financial expertise applicable to at least one member of the Committee.

       The members of the Committee shall be appointed and removed by the Board. A member of the Committee shall be selected by the Board to serve as the Committee's chairperson.

MEETINGS

       The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Committee shall meet at least annually with management and the Auditors in separate executive sessions to discuss any matters that the Committee or either of these groups believes should be discussed privately. In addition, the Committee will meet with the Auditors and management to review the Company's financial statements as provided under the sub-heading "Document Review" below. Minutes or other records of meetings and activities of the Committee shall be maintained.

RESPONSIBILITIES

       The Committee shall have the sole authority to appoint or replace and oversee the Auditors, including the authority to resolve disagreements between management and the Auditors regarding financial reporting. The Auditors shall report directly to the Committee.

       The Committee shall pre-approve (1) all audit engagement fees and terms and (2) all non-audit services provided by the Auditors which are not proscribed by applicable law. The Committee may delegate pre-approval responsibilities to a member of the Committee, and the decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at each of its scheduled meetings.

       The Committee shall, at least annually, obtain and review a report by the Auditors describing the following: (1) the Auditor's internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the Auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Auditors, and any steps taken to deal with any such issues; and (3) in order to assess the Auditors' independence, all relationships between the Auditors and the Company.

       The Committee shall have the authority to engage and determine funding for outside legal, accounting or other consultants to advise the Committee and shall, as appropriate, obtain advice and assistance from such advisors. The Committee may request any officer or employee of the Company or the Company's outside counsel or the Auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

       The Committee shall have the authority to determine, and the Company shall provide, appropriate funding for, (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and
(2) payment for the ordinary administrative expenses of the Audit Committee that are necessary or appropriate for carrying out its duties.

       The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee's own performance.

       The Committee shall (1) discuss the annual audited financial statements and quarterly financial statements with management and the Auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in reports filed with the SEC; (2) discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies; (3) discuss policies with respect to risk assessment and risk management; (4) review with the Auditors any audit problems or difficulties and management's response; and
(5) set clear hiring policies for the Company concerning employees or former employees of the Auditors.

       In carrying out its duties and responsibilities, the Committee, to the extent it deems necessary or appropriate, will:

Document Review

       1. Review with management and the Auditors the financial statements and disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

       2. Review the interim financial statements and disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" with management and the Auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

Auditors

       3. Review the proposed scope of the audit, the proposed staffing of the audit to ensure adequate coverage, as well as appropriate coverage consistent with Sections 203 and 206 of the Sarbanes-Oxley Act of 2002, and the fees proposed to be charged for such audit.

       4. Select the Auditors, considering independence and effectiveness, and approve the fees and other compensation to be paid the Auditors. On an annual basis, the Committee should ensure receipt from the Auditors, and review, the Auditors' formal written statement delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard
1. In addition, the Committee shall actively engage in dialogue with the Auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the Auditors and the Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the Auditors.

       5. Review the performance of the Auditors and approve any proposed discharge of the Auditors when circumstances warrant.

       6. Discuss with the Auditors any communications with the Auditors' national office respecting auditing or accounting issues presented by the engagement.

       7. Review and evaluate the lead partner on the audit team. Ensure the rotation of the lead partner having primary responsibility for the audit and the partner responsible for reviewing the audit.

       8. Periodically consult with the Auditors, without management present, regarding the Company's internal controls and the fullness and accuracy of the Company's financial statements.

       9.  Receive and review regular reports from the Auditors with respect to:

- the critical accounting policies and practices of the Company,

- all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditors, and

- other material written communications between the Auditors and management, such as any management letter or schedule of unadjusted differences.

Financial Reporting Processes

       10. Review with the Auditors (i) the Company's financial and accounting personnel, (ii) the adequacy and effectiveness of the accounting and financial controls of the Company, and (iii) elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

       11. Review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the Auditors' report on management's assertions.

       12. Review reports from management on material weaknesses or deficiencies in the design or operation of internal controls and on any fraud that involves personnel having a significant role in the internal controls.

       13. In consultation with the Auditors, review the integrity of the financial reporting processes, both internal and external.

       14. Consider the Auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

       15. Inquire of management and the Auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

       16. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the Auditors or management.

Process Improvement

       17. Following completion of the annual audit, review separately with management and with the Auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

       18. Review any significant disagreement between management and the Auditors in connection with the preparation of the financial statements.

       19. Review with the Auditors and with management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Committee.)

Ethical and Legal Compliance

       20.  Review and approve all related-party transactions.

       21. Review and update periodically the Company's Code of Ethical Standards and Business Practices and ensure that management has established a system to enforce such code.

       22. Review management's monitoring of the Company's compliance with such code and periodically determine that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

       23. Review legal compliance matters, including corporate securities trading policies, with Company counsel.

       24. Review with Company counsel any legal matter that could have a significant impact on the financial statements.

       25. Review and update periodically the Company's procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or audit matters.

       26. Review annually the travel and entertainment expenses of the Company's Chief Executive Officer and a summary of all other executive officers' travel and entertainment expenses.

       27. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

LIMITATION OF COMMITTEE'S ROLE

       While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These activities are the responsibility of management and the Auditors.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                            THE BON-TON STORES, INC.

                                  JULY 21, 2004

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.


   - Please detach along perforated line and mail in the envelope provided. -

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
                          "FOR" PROPOSALS 2 THROUGH 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                   VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of Directors:

                                 NOMINEES:
[ ]  FOR ALL NOMINEES            [ ]  Robert B. Bank
                                 [ ]  Philip M. Browne
[ ]  WITHHOLD AUTHORITY          [ ]  Shirley A. Dawe
     FOR ALL NOMINEES            [ ]  Marsha M. Everton
                                 [ ]  Michael L. Gleim
[ ]  FOR ALL EXCEPT              [ ]  Tim Grumbacher
     (See instructions below)    [ ]  Robert E. Salerno
                                 [ ]  Thomas W. Wolf

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]

                                              FOR     AGAINST     ABSTAIN
2. Ratification of appointment of KPMG LLP    [ ]       [ ]         [ ]
   as the Company's independent auditor.

3. Approval of The Bon-Ton Stores, Inc.       [ ]       [ ]         [ ]
   Cash Bonus Plan.

4. Approval of the Amendment to The           [ ]       [ ]         [ ]
   Bon-Ton Stores, Inc. 2000 Stock
   Incentive Plan.

To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that       [ ]
changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder                                   Date:
                         ---------------------------------       ---------------

Signature of Shareholder                                   Date:
                         ---------------------------------       ---------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                            THE BON-TON STORES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder of THE BON-TON-STORES, INC. (the "Company") hereby appoints Tim Grumbacher and James H. Baireuther, or either of them, with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of stock of the Company which the undersigned is entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at Bon-Ton's corporate office, 2801 E. Market Street, York, PA 17402 on July 21, 2004, at 9:00 a.m., provided that said proxies are authorized and directed to vote as indicated with respect to matters set forth on the opposite side of this proxy.

UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINATED DIRECTORS, "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITOR, "FOR" THE APPROVAL OF THE BON-TON STORES, INC. CASH BONUS PLAN AND "FOR" APPROVAL OF THE AMENDMENT TO THE BON-TON STORES, INC. 2000 STOCK INCENTIVE PLAN. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.

                         (TO BE SIGNED ON REVERSE SIDE)

                                                                           14475

                        ANNUAL MEETING OF SHAREHOLDERS OF

                            THE BON-TON STORES, INC.

                                  JULY 21, 2004

                            PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                                     - OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

                                     - OR -

INTERNET - Access "WWW.VOTEPROXY.COM" and follow the on-screen instructions. Have your proxy card available when you access the web page.


COMPANY NUMBER
                ------------------
ACCOUNT NUMBER
                ------------------

                ------------------

YOU MAY ENTER YOUR VOTING INSTRUCTIONS AT 1-800-PROXIES OR WWW.VOTEPROXY.COM UP UNTIL 11:59 PM EASTERN TIME THE DAY BEFORE THE CUT-OFF OR MEETING DATE.

    - Please detach along perforated line and mail in the envelope provided - IF you are not voting via telephone or the Internet.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
                          "FOR" PROPOSALS 2 THROUGH 4.

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

                                 NOMINEES:
Election of Directors
[ ]  FOR ALL NOMINEES            [ ]  Robert B. Bank
                                 [ ]  Philip M. Browne
[ ]  WITHHOLD AUTHORITY          [ ]  Shirley A. Dawe
     FOR ALL NOMINEES            [ ]  Marsha M. Everton
                                 [ ]  Michael L. Gleim
[ ]  FOR ALL EXCEPT              [ ]  Tim Grumbacher
     (See instructions below)    [ ]  Robert E. Salerno
                                 [ ]  Thomas W. Wolf

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]


                                              FOR     AGAINST     ABSTAIN
2. Ratification of appointment of KPMG LLP    [ ]       [ ]         [ ]
   as the Company's independent auditor.

3. Approval of The Bon-Ton Stores, Inc.       [ ]       [ ]         [ ]
   Cash Bonus Plan.

4. Approval of the Amendment to The           [ ]       [ ]         [ ]
   Bon-Ton Stores, Inc. 2000 Stock
   Incentive Plan.


To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that       [ ]
changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder                                   Date:
                         ---------------------------------       ---------------

Signature of Shareholder                                   Date:
                         ---------------------------------       ---------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.